_________________________________________________

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549
FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported)
June 22, 2017

          Annaly Capital Management, Inc.
(Exact Name of Registrant as Specified in its Charter)

Maryland	1-13447	22-3479661
State or Other Jurisdiction Of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1211 Avenue of the Americas New York, New York	10036
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  (212) 696-0100

(Former Name or Former Address, if Changed Since Last Report)

 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.  Regulation FD Disclosure

On June 22, 2017, Annaly Capital Management, Inc. (the “Company”) will make a presentation at the 2017 JMP Securities Financial Services & Real Estate Conference in New York, New York.  A copy of the materials to be presented (the “Presentation”) is being furnished as Exhibit 99.1 hereto and is incorporated herein by reference.  A copy of the Presentation is also available on the Investors section of the Company’s website at www.annaly.com.

The Presentation is being furnished pursuant to Item 7.01, and the information contained therein shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

The Presentation contains statements that, to the extent they are not recitations of historical fact, constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 (the “Reform Act”). All such forward-looking statements are intended to be subject to the safe harbor protection provided by the Reform Act. Actual outcomes and results could differ materially from those forecast due to the impact of many factors beyond the control of the Company. All forward looking statements included in the Presentation are made only as of the date of the Presentation and are subject to change without notice. Certain factors that could cause actual results to differ materially from those contained in the forward-looking statements are included in the Company’s periodic reports filed with the SEC. Copies are available on the SEC’s website at www.sec.gov. The Company disclaims any obligation to update its forward looking statements unless required by law.

Item 9.01  Financial Statements and Exhibits

(d)     Exhibits

99.1        Presentation by Annaly Capital Management, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ANNALY CAPITAL MANAGEMENT, INC.

By:	/s/ Glenn A. Votek
	Name:	Glenn A. Votek
	Title:	Chief Financial Officer

Dated: June 22, 2017